Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 2008 relating to the consolidated financial statements of Aehr Test Systems, which appears in the Annual Report on Form 10-K of Aehr Test Systems for the year ended May 31, 2008.

/s/ Burr, Pilger & Mayer LLP

San Jose, California

November 13, 2008